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                               SUBSCRIPTION AGREEMENT


                    SUBSCRIPTION AGREEMENT ("Agreement") dated this 3rd day of July, 1997 between NORD PACIFIC LIMITED, a Bermuda corporation (the "Company"), with an address at 22 Church Street, Hamilton HM11, Bermuda and NORD RESOURCES CORPORATION, a Delaware corporation (the "Purchaser"), with an address at 8150 Washington Village Drive, Dayton, Ohio 45458.

                               W I T N E S S E T H :

                    WHEREAS, the Purchaser currently owns 3,348,012 shares of the common stock, $.05 par value per share ("Common Stock"), of the Company representing approximately thirty-five and two one-hundredths (35.2%) percent of the issued and outstanding shares of the Common Stock of the Company; and

                    WHEREAS, concurrently herewith, the Company is closing on a public offering in Canada (the "Canadian Offering") of units ("Units"), each Unit consisting of one (1) share of Common Stock and one-half (1/2) of one (1) common stock purchase warrant ("Purchase Warrant"); and

                    WHEREAS, the Purchase Warrants are governed by a Warrant Indenture dated the date hereof, between the Company and Montreal Trust Company of Canada as Trustee (the "Warrant Trustee"); and

                    WHEREAS, subject to the terms and conditions that are set forth herein, the Purchaser desires to purchase and the Company desires to sell, in a private placement ("Private Placement") pursuant to Section 4(2) of the Securities Act of 1933, as amended ("1933 Act"), Units comprised of shares of Common Stock (the "NRC Shares") and Purchase Warrants (the "Warrants"), for an aggregate price of $2,411,888.10 Cdn ("Purchase Price"); and

                    WHEREAS, the purpose of the Private Placement is to enable the Purchaser to maintain, after the closing of the Canadian Offering and the Private Placement, an approximate thirty (30%) percent ownership interest in the Common Stock of the Company, before the exercise of any Purchase Warrants.

                    NOW THEREFORE, in consideration of the premises and the covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                    1.   PURCHASE AND SALE OF COMMON STACK AND WARRANTS.

                         Concurrently herewith and pursuant to Section 4(2)
under the 1933 Act,

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the Company shall sell in a private placement and the Purchaser shall purchase the Shares and Warrants for the Purchase Price.

                    2.   PAYMENT OF PURCHASE PRICE.

                         The Purchase Price shall be paid by the Purchaser to
the Company by certified or bank check payable to the direct order of the Company, or by wire transfer, in the amount of the Purchase Price.

                    3.   ISSUANCE OF SHARES.

                         The Shares purchased hereunder shall be issued by
the Company's transferAgent, American Stock Transfer & Trust Company ("Transfer Agent"), pursuant to a letter of instruction, delivered concurrently herewith by the Company to the Transfer Agent. The certificate for the Shares will contain a legend indicating that the Shares have not been registered under the 1933 Act.

                    4.   ISSUANCE OF WARRANTS.

                         The warrants purchased hereunder shall be issued by
the Warrant Trustee pursuant to a letter of instruction delivered concurrently herewith by the Company to the Warrant Trustee.

                    5.   REPRESENTATIONS AND WARRANTIES OF PURCHASER.

                         The Purchaser hereby represents and warrants to the
Company as follows:

                           (i) the Purchase is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                          (ii) the purchase of the Shares and Warrants and the execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Purchaser and this Agreement constitutes a valid and binding obligation of the Purchaser enforceable in accordance with its terms;

                         (iii) the Purchaser is acquiring the Shares and Warrants for investment purposes only and not with a view to sale or distribution hereof and that the Shares and Warrants are being acquired for Purchaser's own account and not on behalf of others;

                          (iv) Purchaser acknowledges that the Shares and Warrants constitute restricted securities within the meaning of Rule 144 promulgated by the Securities and Exchange Commission under the 1933 Act and that neither the Shares, Warrants nor shares of Common Stock

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                                issuable upon exercise of the Warrants may be
                                sold, except pursuant to an effective
                                registration statement under the 1933 Act or in a transaction exempt from registration under the 1933 Act.


                    6.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                         The Company hereby represents and warrants to the
Purchaser as follows:

                          (i) the Company is a corporation duly organized, validly existing and in good tanding under the laws of Bermuda;

                         (ii) the Company has full corporate power and authority to execute and deliver this Agreement and to issue the Shares and Warrants and to consummate the transactions contemplated on its part hereby;

                        (iii) the execution and delivery of the Shares, Warrants and this Agreement and the performance by the Company of the Warrants and this Agreement have been duly authorized by all necessary actions on the part of the Company and the Warrants and this Agreement constitute valid and binding obligations of the Company enforceable in accordance with their terms; and

                         (iv) upon payment of the Purchase Price, the Shares will be duly and validly authorized and issued, fully paid and nonassessable and free from preemptive rights and the shares of Common Stock issuable upon exercise of the Warrants have been duly and validly authorized for issue and, upon payment of the applicable exercise price, will be fully paid and nonassessable and free from preemptive rights.

                    7.   LISTING.

                         The Company shall take such steps as are necessary
to make application to list the Shares and the shares of Common Stock underlying the Warrants on the National Association of Securities Dealers Automated Quotation System, National Market and the Toronto Stock Exchange.

                    9.   PUBLIC ANNOUNCEMENTS.

                         The parties hereto agree to coordinate the release
of public information relating to this Agreement and, except as otherwise required by applicable law, rule or regulation, will not release any information without the prior written consent of the other party hereto.

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                    10.  BROKERS AND FINDERS.

                         The Company and Purchaser each represent to the
other that it has dealt with no broker or finder in connection with this transaction. This representation shall survive the closing hereunder.

                     11.  MISCELLANEOUS.

                          (a)  This Agreement constitutes the entire agreement
between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements and understandings. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement.

                          (b)  This Agreement shall be governed by and
construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

                          (c)  This Agreement shall be binding upon and inure
to the benefit of the parties hereto, and their respective successors and permitted assigns. Neither this Agreement nor any rights or obligations hereunder may be sold, transferred or assigned without the prior written consent of the other party.

                          (d)  In the event that any provision of this
Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

                          (e)  Each party shall, without payment of any
additional consideration by any other party, at any time on or after the date hereof take such further action and execute such other and further documents and instruments as the other party may request in order to provide the other party with the benefits of this Agreement.

                          (f)  The captions and headings contained herein are
solely for convenience and reference and do not constitute a part of the Agreement.

                          (g)  All references to any gender shall be deemed
to include the masculine, feminine or neuter gender, the singular shall include the plural and the plural shall include the singular.

                          (h)  This Agreement may be executed in two or more
counterparts, each of which shall be deemed on original but all of which together shall constitute one and the same document.

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                    IN WITNESS WHEREOF, the parties have executed this
Agreement as of the date and year first aforesaid.


                              NORD PACIFIC LIMITED



                              By: /s/ W. Pierce Carson
                                  -------------------------------
                                  Name:          W. Pierce Carson
                                  Title:         President




                              NORD RESOURCES CORPORATION



                              By: /s/ Terence H. Lang
                                  -------------------------------
                                  Name:          Terence H. Lang
                                  Title:         Senior Vice President-Finance






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                                NORD PACIFIC LIMITED
                                  22 CHURCH STREET
                                   HAMILTON HM11
                                      BERMUDA

                                    July 3, 1997

Nord Resources Corp oration
8150 Washington Village Drive
Dayton, Ohio 45458

            RE:     PRIVATE PLACEMENT OF SHARES OF COMMON STOCK,
                       $.05 PAR VALUE PER SHARE AND WARRANTS
                    PURSUANT TO SECTION 4(2) OF THE UNITED STATE
                         SECURITIES ACT OF 1933, AS AMENDED

Ladies and Gentleman:

               Reference is made to the Subscription Agreement dated the date hereof between us (the "Agreement"). This shall serve to confirm the following: (I) as of June 30, 1997, Nord Pacific was indebted to Nord Resources in the aggregate amount of $3,661,387.82 (the "Debt"); and (ii) the Purchase Price (as defined in the Agreement) shall be paid by Nord Pacific to Nord Resources by reduction of the Debt by an amount equal to the Purchase Price.

               Please acknowledge your agreement to the above by signing the enclose copy of this letter and returning it to the undersigned.



                                        Very truly yours,

                                        NORD PACIFIC LIMITED



      WPC/ri                             By: /s/ W. Pierce Carson
                                            -------------------------------
Enc.                                         W. Pierce Carson, President
75085.1

AGREED TO:

NORD RESOURCES CORPORATION

By: /s/ Terence H. Lang
    -------------------------------
    Terence H. Lang, Senior Vice
    President-Finance


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